UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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☐ Soliciting Material Pursuant to §240.14a-12

LIBERTY OILFIELD SERVICES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERTY OILFIELD SERVICES INC.
950 17th Street, Suite 2400
Denver, Colorado 80202

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 2019

To our valued stockholders:

Notice is hereby given that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Liberty Oilfield Services Inc. (the “Company”) will be held on Tuesday, April 23, 2019, at 9:00 a.m. local time, at The Renaissance Denver City Center Hotel, 918 17th Street, Denver, Colorado 80202. At the Annual Meeting, stockholders will be asked to:

1.Elect eight (8) directors to our board of directors to serve until the 2020 annual meeting or until their successors are duly elected and qualified (Proposal 1);

2.Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2);

3.Approve, on an advisory basis, the compensation of our named executive officers (Proposal 3);

4.Approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers at an interval of “every one year,” “every two years” or “every three years” (Proposal 4); and

5.Transact such other business as may properly be brought before the Annual Meeting.

You can find more information, including the nominees for directors and details regarding our independent registered public accounting firm and executive compensation, in the attached proxy statement. The board of directors recommends that you vote in favor of each of the above proposals. Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials on the Internet. The approximate date on which this Proxy Statement, the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, and the Company’s Annual Report on Form 10-K are first being made available to stockholders at http://astproxyportal.com/ast/21952/ is March 12, 2019. The Notice includes instructions on how to access our proxy materials over the Internet, vote online and request a printed copy of these materials.

Only stockholders of record at the close of business on February 25, 2019 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours at our principal executive offices located at 950 17th Street, Suite 2400, Denver, Colorado 80202, for a period of ten (10) days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PRIOR TO THE ANNUAL MEETING OR FOLLOW THE INTERNET OR TELEPHONE VOTING PROCEDURES DESCRIBED ON THE PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT CONSIDERATION IS GREATLY APPRECIATED. YOUR VOTE IS IMPORTANT TO US.

By Order of the Board of Directors,

/s/ R. Sean Elliott

R. Sean Elliott
Vice President, General Counsel and Corporate Secretary

Denver, Colorado
March 11, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
TO BE HELD ON APRIL 23, 2019

This Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K are available at
http://astproxyportal.com/ast/21952/

i

LIBERTY OILFIELD SERVICES INC.
950 17th Street, Suite 2400
Denver, Colorado 80202

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE 2019 ANNUAL MEETING OF STOCKHOLDERS AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Liberty Oilfield Services Inc. (the “Company”) for use at the Company’s 2019 Annual Meeting of Stockholders that will be held on Tuesday, April 23, 2019, at 9:00 a.m. local time, at The Renaissance Denver City Center Hotel, 918 17th Street, Denver, Colorado 80202 (the “Annual Meeting”). In this proxy statement (the “Proxy Statement”) the terms “Liberty,” “we,” “us” and “our” all refer to the Company. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

We are providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting and at any adjournment or postponement thereof. By executing and returning the enclosed proxy card or by voting via the Internet or by telephone as set forth herein, you authorize the persons named in the proxy to represent you and vote your shares on the matters described herein. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. The approximate date on which this Proxy Statement, the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, and the Company’s 2019 Annual Report to Stockholders are first being made available to stockholders at http://astproxyportal.com/ast/21952/ is March 12, 2019. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials.

Choosing to receive your future proxy materials by e-mail or to receive a single set of proxy materials per household will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Annual Meeting Time & Location

Date: Tuesday, April 23, 2019 Time: 9:00 a.m. local time Location: The Renaissance Denver City Center Hotel, 918 17th Street, Denver, Colorado 80202

Who Can Vote at the Annual Meeting

The Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), are the only classes of securities entitled to vote at the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters presented at the Annual Meeting. Each share of Common Stock outstanding at the close of business on February 25, 2019 (the “Record Date”) entitles its holder to one vote with respect to each matter at the Annual Meeting, and only stockholders of record on the Record Date are entitled to notice of, and to vote, in person or by proxy, at the Annual Meeting.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours at our principal executive offices located at 950 17th Street, Suite 2400, Denver, Colorado 80202, for a period of ten (10) days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting. If you plan to attend the Annual Meeting in person, you may be asked to show proof of your stock ownership, such as a recent account statement, letter or proxy from your broker or other intermediary, along with photo identification.

How to Vote at the Annual Meeting

Many holders of the Company’s Common Stock hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, then you are considered a “stockholder of record” with respect to those shares. In this case, a Notice or, if requested, a set of proxy materials has been sent to you directly by us. As a stockholder of record, you may vote over the Internet as described in the Notice that was mailed to you or, if you have received or requested a hard copy of this Proxy Statement and accompanying proxy card, you may vote by telephone as described on the proxy card, or by mail by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided. Your designation of a proxy is revocable by following the procedures outlined in this Proxy Statement. The method by which you vote will not limit your right to vote in person at the Annual Meeting. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.

Beneficial Owners of Shares Held in Street Name. If your shares of our Common Stock are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, a Notice or, if requested, a set of proxy materials has been forwarded to you by the organization that holds your shares. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account. If you are a beneficial owner of shares held in “street name,” you need to submit voting instructions to your broker, bank or other nominee in order to cast your vote. The Notice that was mailed to you by that organization has specific instructions for how to submit your vote, or if you have received or requested a hard copy of this Proxy Statement you may mark, sign, date and mail the accompanying voting instruction form in the postage-paid envelope provided. Your vote is revocable by following the procedures outlined in this Proxy Statement. However, since you are not a stockholder of record you may not vote your shares in person at the Annual Meeting without obtaining authorization from your broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

Telephone and Internet voting for stockholders of record will be available up until 11:59 PM Eastern Time on April 22, 2019, and mailed proxy cards must be received by April 22, 2019 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares of Common Stock. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares of Common Stock are voted.

“Broker Non-Votes” and their Effect on Proposals

A broker non-vote occurs when a broker, bank, trust or other nominee or custodian holding shares for a beneficial owner in “street name” does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given, only with respect to “routine” items.

If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote your shares of Common Stock with regard to the election of directors (Proposal 1), the advisory vote regarding the compensation of named executive officers (Proposal 3) or the advisory vote regarding the frequency of future advisory votes to approve executive compensation (Proposal 4), the broker may not exercise discretion to vote for or against those proposals because each of these proposals are considered “non-routine” under applicable New York Stock Exchange (“NYSE”) rules. With respect to the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ended December 31, 2019 (Proposal 2), the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Broker non-votes are not counted as votes in favor of or against any proposal.

Quorum Requirements for the Annual Meeting

The presence at the Annual Meeting, whether in person or by valid proxy, of stockholders holding a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 67,241,273 of Class A Common Stock and 45,072,803 of Class B Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. Abstentions (i.e. if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of constituting a quorum.

Votes Required to Approval Proposals and Board Recommendation

Proposal	Required Vote	Board Recommendation
(1)To elect eight (8) directors to the Board to serve until the 2020 annual meeting or until their successors are duly elected and qualified.	Plurality of Votes Cast	FOR EACH NOMINEE
(2)To ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	Majority of Votes Cast	FOR
(3)To approve, on an advisory basis, the compensation of our named executive officers.	Majority of Votes Cast	FOR

(4)To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers at an interval of “every one year,” “every two years” or “every three years.”

	Plurality of Votes Cast	ONE YEAR

Election of Directors. To be elected, director nominees must receive a plurality of the votes cast and entitled to vote in the election of directors at the Annual Meeting; this means that the eight (8) nominees receiving the highest number of “FOR” votes cast will be elected. Abstention and broker non-votes will have no effect on the outcome of the election of our directors (Proposal 1) and cumulative voting is not permitted.

Ratification of our Independent Public Accounting Firm. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2). Abstentions are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers have discretionary authority in the absence of timely instructions from their customers to vote on this proposal. As a result, there will be no broker non-votes with respect to this proposal.

Approval of Named Executive Officer Compensation. Approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting (Proposal 3). Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

Approval of Frequency of Future Advisory Votes to Approve the Compensation of Our Named Executive Officers. The voting frequency option (every one year, two years or three years) that receives the highest number of votes cast by the holders of shares of Common Stock present or represented by proxy and entitled to vote will be deemed the frequency for the advisory vote to approve the compensation of our named executive officers that has been approved, on an advisory basis, by stockholders. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

The Board recommends that you vote:

FOR the election of each of the eight (8) nominees to serve on our Board until the 2020 annual meeting or until their successors are duly elected and qualified;

FOR the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement; and

FOR a frequency of every year for future advisory votes to approve the compensation of our named executive officers.

Revoking Your Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting by:

•signing, dating and delivering a new proxy with a later date before the applicable deadline to our Corporate Secretary;

•attending and voting in person at the Annual Meeting; or

•filing a written revocation with our Corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your shares. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares.

Your last vote or proxy will be the vote or proxy that is counted. Your attendance at the Annual Meeting will not automatically revoke your proxy.

Dissent and Appraisal Rights

No action is proposed at the Annual Meeting for which the laws of the State of Delaware or other applicable law provides a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ Common Stock.

Solicitation Costs

The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons, will be borne by the Company. The Company has retained D.F. King & Co., Inc. (“D.F. King”) to aid in the solicitation of proxies. It is estimated that the cost of D. F. King’s services will be approximately $8,500 plus expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic communication, or personal communication by employees of D.F. King and the Company.

Voting Results

We will publish final results in a Current Report on Form 8-K to be filed with the SEC within four (4) business days following the Annual Meeting.

Questions

You may call or contact our proxy solicitor, D.F. King, at (866) 342-8290 or via email at libertyoilfield@dfking.com if you have any questions concerning this Proxy Statement.

PLEASE VOTE. YOUR VOTE IS IMPORANT TO US.

PROPOSAL 1 — ELECTION OF DIRECTORS

A board of eight (8) directors is to be elected at the Annual Meeting. Each director elected to the Board will hold office until the next annual meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight (8) director nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director. Biographical information regarding each nominee is set forth below, as well as a summary of the experiences, qualifications, attributes or skills that caused the Board to determine that each nominee should serve as a director of the Company. Each nominee’s experience is evaluated in determining the overall composition of the Board.

Name (Age)	Business Experience	Director Since
Christopher A. Wright (54)

Mr. Wright has served on the Board since the initial public offering of the Company (the “IPO”). He has also served as our Chief Executive Officer since December 2016 and as the Chief Executive Officer of Liberty Oilfield Services Holdings LLC (“Liberty Holdings”), a prior subsidiary of the Company, since its formation in March 2011 until the IPO. Mr. Wright is the Executive Chairman of Liberty Resources LLC, an oil and natural gas exploration and production company focused in the Williston Basin, and was the Chief Executive Officer from its formation in September 2010 until March 2017. Mr. Wright founded Pinnacle Technologies, a company that developed and commercialized tiltmeter and microseismic fracture mapping, and served as Chief Executive Officer of Pinnacle Technologies from 1992 to 2006. From 2000 to 2006, Mr. Wright served as Chairman of Stroud Energy, Inc., a shale natural gas producer. Mr. Wright has a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology (“MIT”) and conducted graduate work in electrical engineering at both the University of California-Berkeley and MIT. We believe that Mr. Wright’s experience leading our growth as our Chief Executive Officer and his extensive experience in the hydraulic fracturing services industry qualifies him for service on our Board.

2018

William F. Kimble (59)

Mr. Kimble has served on the Board since the IPO and as Lead Director since October 2018. From 2009 until his retirement in 2015, Mr. Kimble served as the Office Managing Partner for the Atlanta office and Managing Partner - Southeastern United States at KPMG LLP (“KPMG”), one of the largest audit, tax and advisory services firms in the world. Mr. Kimble was also responsible for moderating KPMG’s Audit Committee Institute and Audit Committee Chair Sessions. Until his retirement, Mr. Kimble had been with KPMG or its predecessor firm since 1986. During his tenure with KPMG, Mr. Kimble also held numerous senior leadership positions, including Global Chairman of Industrial Markets. Mr. Kimble served as KPMG’s Energy Sector Leader for ten (10) years and was the executive director of KPMG’s Global Energy Institute. Mr. Kimble serves on the board of directors and the audit committee of PRGX Global, Inc. Mr. Kimble also serves on the board of directors, the special committee, and is chair of the audit committee of DCP Midstream Partners, LP. Mr. Kimble has a Bachelor of Accounting and Business Administration from Southern Methodist University. We believe that Mr. Kimble’s extensive accounting background and his experience as a director of public companies qualify him for service on our Board.

2018

Name (Age)	Business Experience	Director Since
Cary D. Steinbeck (47)

Mr. Steinbeck has served on the Board since the IPO. Mr. Steinbeck served on the board of managers of Liberty Holdings from October 2016 until the IPO. Mr. Steinbeck has been a Managing Director at Shea Ventures, an investment firm, since October 2014. From 2007 to 2014, he served as a Managing Director at the Oakmont Corporation, an investment firm. Mr. Steinbeck is also a director at Liberty Resources LLC and is a Chartered Financial Analyst® charterholder. Mr. Steinbeck has a Bachelor of Arts in Economics from the University of California, Santa Barbara, and a Master of Business Administration from the University of Southern California. We believe that Mr. Steinbeck’s experience in the private equity industry, energy sector investing experience, extensive board participation and understanding of financial markets will provide valuable insights for our Company and qualify him for service on our Board.

2018

N. John Lancaster, Jr. (50)

Mr. Lancaster has served on the Board since the IPO. Mr. Lancaster is currently a Partner at Riverstone Holdings LLC (“Riverstone”), an energy-focused private equity firm. Prior to joining Riverstone in 2000, Mr. Lancaster was a director with The Beacon Group, LLC, a privately held firm specializing in principal investing and strategic advisory services in the energy and other industries. Prior to joining Beacon, Mr. Lancaster was a Vice President with Credit Suisse First Boston’s Natural Resources Group in Houston, Texas. Mr. Lancaster served on the board of directors of Cobalt International Energy, Inc., an exploration and production company, from May 2010 to May 2013. Mr. Lancaster has a Bachelor of Business Administration from the University of Texas at Austin and a Master of Business Administration from Harvard Business School. Mr. Lancaster has been nominated to serve on our Board by Riverstone pursuant to the stockholders’ agreement as further detailed herein. We believe Mr. Lancaster’s experience investing in the energy sector as well as his strong financial experience qualify him for service on our Board.

2018

Brett Staffieri (40)

Mr. Staffieri has served on our Board since the IPO and served on the board of managers of Liberty Holdings from October 2016 until the IPO. Mr. Staffieri has been a Managing Director at Riverstone since 2014 and has worked at Riverstone since 2006. Mr. Staffieri has a Bachelor of Business Administration from the University of Texas at Austin and a Master of Business Administration from The Wharton School, where he graduated with honors. Mr. Staffieri has been nominated to serve on our Board by Riverstone pursuant to the stockholders’ agreement. We believe that Mr. Staffieri’s extensive experience investing in the energy sector, particularly with respect to his involvement in Liberty Holdings since its founding, qualifies him for service on our Board.

2018

Peter A. Dea (65)

Mr. Dea has served on our Board since the IPO. Mr. Dea has been the Executive Chairman of Confluence Resources LP (“Confluence”) since September 2016. Mr. Dea has served as the President and Chief Executive Officer of Cirque Resources LP (“Cirque”) since May 2007. Both Confluence and Cirque are private oil and gas companies. From November 2001 through August 2006, Mr. Dea was President and Chief Executive Officer and a director of Western Gas Resources, Inc. (“Western Gas”). Mr. Dea joined Barrett Resources Corporation (“Barrett”) in November 1993 and served as Chief Executive Officer and director from November 1999 and as Chairman from February 2000 through August 2001. Western Gas and Barrett were public oil and gas companies. Prior to that Mr. Dea served in several geologic positions with Exxon Company, U.S.A. Mr. Dea currently serves as a director of Encana Corporation. Mr. Dea has a Bachelor of Arts in Geology from Western State Colorado University and a Masters of Science in Geology from the University of Montana. Mr. Dea also attended the Harvard Business School, Advanced Management Program. We believe that Mr. Dea’s extensive oil and gas exploration and production experience and involvement in state and national energy policies qualify him for service on our Board.

2018

Name (Age)	Business Experience	Director Since
Ken Babcock (62)

Mr. Babcock has served on our Board since the IPO. Mr. Babcock is currently the Chief Executive Officer of Abaco Energy Technologies LLC (“Abaco”), a private Houston-based company that was formed by Riverstone in 2013 to focus on opportunities in manufacturing and services related to North American drilling, completion, and production, and associated infrastructure. Prior to joining Abaco, Mr. Babcock was the President and Chief Executive Officer of Titan Specialties, Ltd. (“Titan”), a Riverstone portfolio company, from 2008 until its sale to Hunting PLC in September 2011. Following the sale, Mr. Babcock remained at Titan until June 2012. Prior to joining Titan, from 2005 until 2008, Mr. Babcock served as President and Chief Executive Officer of International Logging, Inc. (“ILI”), also a Riverstone portfolio company, where he took a narrowly-focused mud logging company of over 300 employees to a diverse well site services organization of over 1,800 employees spread over 60 countries in a little over two years. Prior to joining ILI, Mr. Babcock was Director of Strategic Sales at Baker Hughes INTEQ and Vice President of Business Development at Noble Technology Services. Mr. Babcock began his career with EXLOG in 1980. Mr. Babcock has a Bachelor of Science in Geology from Florida State University. Mr. Babcock has been nominated to serve on our Board by Riverstone pursuant to the stockholders’ agreement. We believe that Mr. Babcock’s strong business leadership experience qualifies him for service on our Board.

2018

Jesal Shah (33)

Mr. Shah has served on our Board since the IPO. Mr. Shah is a Principal of Riverstone, an energy-focused private equity firm. Mr. Shah joined Riverstone in 2010 and returned to Riverstone in 2015 after earning a Master of Business Administration. Prior to joining Riverstone, Mr. Shah worked in the Investment Banking Division of Credit Suisse. While at Credit Suisse, Mr. Shah worked on mergers and acquisitions and capital markets financings in the global energy sector. Mr. Shah has a Bachelor of Arts in Economics and Spanish from Tufts University and a Master of Business Administration from Harvard Business School. Mr. Shah has been nominated to serve on our Board by Riverstone pursuant to the stockholders’ agreement. We believe that Mr. Shah’s experience investing in the energy sector qualifies him for service on our Board.

2018

Vote Required

The election of directors requires the affirmative vote of a plurality of the votes validly cast at the election. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR”
THE ELECTION OF EACH DIRECTOR NOMINEE.

THE BOARD AND ITS COMMITTEES

THE BOARD

Status as a Controlled Company

Our Board has determined that we are a controlled company under NYSE corporate governance standards and, as a result, we qualify for and may rely on exemptions for certain director independence and corporate governance requirements of the NYSE. Under the rules of the NYSE, a listed company is a controlled company when more than 50% of the voting power is held by an individual, a group or another company. We are a controlled company because Riverstone, its affiliates and certain prior existing owners of Liberty Holdings own in excess of 50% of the voting power of our Common Stock. Consequently, the Company has availed itself of certain controlled company exemptions. A controlled company does not need its board of directors to have a majority of independent directors or to form independent compensation and nominating and governance committees.

If at any time we cease to be a controlled company, we will take all action necessary to comply with NYSE corporate governance standards, including appointing a majority of independent directors to our Board and ensuring we have a nominating and corporate governance committee and compensation committee composed entirely of independent directors, subject to the permitted “phase-in” period.

Composition of the Board

Prior to the IPO, our Board consisted of one member, Michael Stock. In connection with the IPO, we expanded our Board from one to eight members, Michael Stock resigned and eight new members were appointed. Our Board currently consists of a single class of eight directors each serving one-year terms. After we cease to be a controlled company, our Board will be divided into three classes of directors, with each class as equal in number as possible, serving staggered three-year terms, and such directors will be removable only for “cause.”

In connection with the IPO, we entered into a stockholders’ agreement with certain stockholders. This stockholders’ agreement provides Riverstone with the right to designate a certain number of nominees to our Board so long as they and their affiliates collectively beneficially own more than 10% of the outstanding shares of our Class A Common Stock. For further information on the stockholders’ agreement, see the section titled “Related Party Transactions” under the subtitle “Stockholders’ Agreement.”

In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties of increasing the length of time necessary to change the composition of a majority of the Board.

Board Leadership Structure and Role in Risk Oversight

Our Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, our Chief Executive Officer serves as the Chairman of the Board, and William F. Kimble, a non-employee independent director, serves as our Lead Director. As Lead Director, Mr. Kimble serves as a liaison between the Chairman and the non-management directors and presides at executive sessions of the non-management directors and any other Board meetings at which the Chairman is not present, among other responsibilities. Our Board believes that this structure, combined with our corporate governance policies and processes, creates an appropriate balance between strong and consistent leadership and independent oversight of our business. The Chairman chairs the meetings of our Board and stockholders, with input from the Lead Director, and as such, our Board believes that a person with a comprehensive knowledge of the Company is in the best position to serve the role of Chairman.

Our Board believes its administration of its risk oversight function has not affected its leadership structure. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted by the Board, which has responsibility for general oversight of risks, but the Audit Committee of the Board (the “Audit Committee”) assists the Board in fulfilling such oversight responsibilities. Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and beginning in 2019 will conduct specific strategic sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews risks with the Board at regular Board meetings as part of management presentations that focus on the Company’s overall operations and presents the steps taken by management to mitigate or eliminate such risks.

The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling such oversight responsibilities by overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.

Our Board expects to periodically review its leadership structure to ensure that it continues to meet the Company’s needs.

Director Independence and Family Relationships

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.

The Board has assessed the independence of each non-employee director under the independence standards of the NYSE. The Board has determined that each of Messrs. Steinbeck, Kimble, Dea and Babcock is considered independent under the NYSE rules. In connection with its assessment of the independence of each non-employee director, the Board also determined that Messrs. Steinbeck, Kimble and Dea are independent as defined in Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the standards set forth by the NYSE applicable to members of the Audit Committee. Furthermore, none of our directors of officers have any family relationship with any director or other officers. “Family relationship” for this purpose means any relationship by blood, marriage or adoption, not more remote than first cousin.

BOARD COMMITTEES

Overview

Our Board has established an Audit Committee and a Compensation Committee (the “Compensation Committee”) as further detailed herein. The below chart sets for the members and chairperson of each Board committee.

Name	Audit Committee	Compensation Committee
William F. Kimble	*
Cary D. Steinbeck	•	•
Peter A. Dea	•	*
Brett Staffieri		•

• Member * Chairperson

Audit Committee

Rules implemented by the NYSE and the SEC require us to have an Audit Committee comprised of at least three (3) directors who meet the independence and experience standards established by the NYSE and the Exchange Act. Our Audit Committee currently consists of three (3) directors, all of whom are independent under the rules of the SEC and the standards set forth by the NYSE applicable to members of an Audit Committee. Messrs. Kimble, Dea and Steinbeck are the members of our Audit Committee with Mr. Kimble serving as the chairperson. Each member of our Audit Committee is financially literate, and our Board has determined that Mr. Kimble qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. The general purpose of our Audit Committee is to assist the Board in oversight responsibilities regarding the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, performance of the independent registered public accounting firm engaged by the Company and the effectiveness of the Company’s internal audit functions. The Audit Committee operates under an Audit Committee charter that defines the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE. A current copy of the Audit Committee charter is posted under the Corporate Governance section of our website, which is located at www.libertyfrac.com.

Compensation Committee

While we are not currently required to do so on account of our “controlled company” status within the meaning of the NYSE corporate governance standards, in early March 2018, our Board formed the Compensation Committee. Our Compensation Committee currently consists of three (3) directors: Messrs. Staffieri, Dea and Steinbeck. Our Compensation Committee assists our Board in establishing salaries, incentives and other forms of compensation for officers and other employees. Our Compensation Committee also assists the Board with the administration and oversight of our incentive compensation and benefit plans. The Compensation Committee operates under a Compensation Committee charter that defines the committee’s primary duties. A current copy of the Compensation Committee charter is posted under the Corporate Governance section of our website, which is located at www.libertyfrac.com.

The Board has determined that Messrs. Dea and Steinbeck are independent under the standards set forth by the NYSE. Because we are a “controlled company” within the meaning of the NYSE corporate governance standards, we are not required to, and do not currently expect to, have a Compensation Committee comprised entirely of independent directors under the standards set forth by the NYSE applicable to members of the Compensation Committee. If and when we are no longer a “controlled company” within the meaning of the NYSE corporate governance standards, we may be required to make changes to the composition of our Compensation Committee so that it is comprised entirely of independent directors.

Nominating and Corporate Governance Committee

Because we are a “controlled company” within the meaning of NYSE corporate governance standards, we are not required to, and do not currently expect to, have a nominating and corporate governance committee.

If and when we are no longer a “controlled company” within the meaning of NYSE corporate governance standards, we will be required to establish a nominating and corporate governance committee. We anticipate that such a nominating and corporate governance committee would consist of three (3) directors who will be “independent” under the rules of the SEC. This nominating and corporate governance committee would identify, evaluate and recommend qualified nominees to serve on our Board and develop and oversee our internal corporate governance processes. Upon formation of a nominating and corporate governance committee, we would expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with NYSE standards.

MEETING ATTENDANCE OF THE BOARD AND BOARD COMMITTEES

During 2018, the Board met nine (9) times, the Audit Committee met nine (9) times and the Compensation Committee met five (5) times. Each director participated, whether in person or by telephone, in at least seventy-five percent (75%) of all meetings of the Board and the committees of which such director is a member. There is no formal policy as to director attendance at the Annual Meeting but our corporate governance guidelines encourage directors to attend. As this is our first Annual Meeting, we have no statistics for previous director attendance of annual meetings of stockholders.

CORPORATE CODE OF BUSINESS CONDUCT AND ETHICS

Our Board has adopted a Corporate Code of Business Conduct and Ethics (the “Ethics Code”) applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of the Ethics Code may be made only by our Board or a Board committee and will be promptly disclosed as required by applicable SEC laws and the corporate governance rules of the NYSE. A current copy of the Ethics Code is posted under the Corporate Governance section of our website, which is located at www.libertyfrac.com.

COMMUNICATION WITH THE BOARD

The Board welcomes communications from the Company’s stockholders and other interested parties. Stockholders and any other interested parties may send communications to the Board, any committee of the Board, the Chairman of the Board or any other director in particular to:

Liberty Oilfield Services Inc.
950 17th Street, Suite 2400
Denver, Colorado 80202

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Company’s General Counsel or other officer as designated by the Board, will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s General Counsel may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth above. During 2018, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company as of March 1, 2019.

Name	Age	Position(s)
Christopher A. Wright	54	Chairman of the Board and Chief Executive Officer
Michael Stock	57	Chief Financial Officer and Treasurer
Ron Gusek	47	President
R. Sean Elliott	44	Vice President, General Counsel and Corporate Secretary
Ryan T. Gosney	45	Chief Accounting Officer

See “Proposal 1 – Election of Directors” above for information regarding Mr. Wright.

Michael Stock – Chief Financial Officer and Treasurer. Michael Stock has served as our Chief Financial Officer since December 2016, our Treasurer since March 2018 and as the Chief Financial Officer of Liberty Holdings from April 2012 until our IPO. Mr. Stock served as a director of the Company from December 2016 up until the IPO. Prior to joining Liberty Holdings, from 2009 to 2012, he was employed by TAS Energy Inc., an industrial energy technology company. During his tenure, he served as Chief Financial Officer and was a key part of the raising of equity from leading investment groups including Kleiner Perkins, Element Partners, Natural Gas Partners and Credit Suisse. From 1997 to 2009, Mr. Stock served as Chief Financial Officer for Pinnacle Technologies.

Ron Gusek – President. Ron Gusek has served as our President since December 2016 and as the President of Liberty Holdings from November 2016 until the IPO. Mr. Gusek served as the Vice President of Technology and Development of Liberty Holdings, from 2014 until his promotion to President. Prior to joining Liberty Holdings, from 2011 to 2014, Mr. Gusek served as Vice President, Corporate Engineering and Technology of Sanjel Corporation, a global energy service company. Prior to joining Sanjel Corporation, from 2009 to 2011, Mr. Gusek was Director of Engineering for Zodiac Exploration, an oil and natural gas exploration and production company working in the central San Joaquin valley in California. From 2003 to 2008, Mr. Gusek was the Canadian Regional Manager of Pinnacle Technologies. Mr. Gusek has a Bachelor of Science in Mechanical Engineering from the University of Alberta.

R. Sean Elliott – Vice President, General Counsel and Secretary. Sean Elliott has served as our Vice President and General Counsel since March 2017 and our Corporate Secretary since the IPO. Between September 2016 and March 2017, Mr. Elliott worked as Assistant General Counsel at USAA Real Estate Company, a real estate investment firm. Between June 2015 and September 2016, Mr. Elliott served as Counsel at Haynes and Boone, LLP, an international corporate law firm. Between November 2007 and May 2015, Mr. Elliott served as Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of CARBO Ceramics Inc., an oilfield services production enhancement company. Mr. Elliott has a Bachelor of Arts in Economics and Business Administration from Austin College and a Doctor in Jurisprudence degree from the University of Texas at Austin.

Ryan T. Gosney – Chief Accounting Officer. Ryan Gosney has been our Chief Accounting Officer since March 2017. Between July 2016 and February 2017, Mr. Gosney served as the Chief Accounting Officer of Vantage Energy Inc. (“Vantage”), an oil and gas exploration and production company. Prior to joining Vantage, Mr. Gosney served as Chief Financial Officer for Dorado E&P Partners, LLC, an oil and gas company, from January 2012 to January 2016. Mr. Gosney began his career as an auditor with Arthur Andersen, LLP in September 1995 where he served in increasing roles of responsibility up to Audit Manager until June 2002. Mr. Gosney has also served as Controller for Patina Oil & Gas Corporation from October 2002 to October 2005 and Delta Petroleum Corporation from October 2005 to January 2012. Mr. Gosney has a Bachelor of Business Administration from Texas Christian University.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis provides information about our rationale and policies with regard to the compensation of our principal executive officer, principal financial officer and our three other most highly-compensated executive officers (our “Named Executive Officers”) for 2018 and is intended to provide investors with the material information necessary for understanding our compensation policies and decisions regarding our Named Executive Officers as well as providing context for the tabular disclosure provided in the executive compensation tables below. Our Named Executive Officers for 2018 include:

Name	Title
Christopher A. Wright	Chairman of the Board(1) and Chief Executive Officer
Michael Stock	Chief Financial Officer(1) and Treasurer(2)
Ron Gusek	President
R. Sean Elliott	Vice President, General Counsel and Corporate Secretary(3)
Ryan T. Gosney	Chief Accounting Officer

(1)In connection with the IPO, Mr. Stock ceased to be a member of the Board and Mr. Wright was appointed to the Board.

(2)Mr. Stock was appointed Treasurer effective as of March 8, 2018.

(3)Mr. Elliott was appointed Corporate Secretary effective as of the closing of the IPO.

Implementation of Post-IPO Compensation Structure

Our IPO became effective in January 2018. Prior to the corporate reorganization and IPO of the Company, the board of directors of Liberty Oilfield Services LLC and LOS Acquisition Co I LLC and its subsidiaries (collectively, the “Predecessor”) was responsible for oversight of the compensation of our Chief Executive Officer, Chief Financial Officer and President, with the objective of attracting and retaining talented executives. The board of directors of our Predecessor had the authority to determine the compensation for these officers for the fiscal year ended December 31, 2017, although actual compensation determinations may have been delegated to one or more board members and input was considered from our Chief Executive Officer in making determinations regarding our executive compensation.

After our IPO, we transitioned to a more standard public company compensation structure during 2018, which included:

•Formed the Compensation Committee in March 2018;

•Engaged Longnecker and Associates, an independent executive compensation consulting firm (the “Compensation Consultant”), to assist the Compensation Committee in transitioning our compensation structure to that comparable to our peer companies, including performing a thorough review of the Company’s and its peer companies’ executive compensation practices, designing and helping implement a compensation program for the Company’s Named Executed Officers and other executive officers in 2018;

•Formulated a peer group for compensation purposes with the assistance of the Compensation Consultant;

•Adjusted 2018 base salaries for our executive officers to better reflect market competitive levels;

•Granted time-based restricted stock unit awards; and

•Adopted executive team annual incentive program metrics, including target incentives.

Compensation Best Practices

The Company’s compensation program has been designed to support a strong governance model. Key elements of the program in support of this objective are set forth in the chart below:

	What We Do		What We Don’t Do
✓	Determine annual incentive compensation with the majority of the potential payment based upon the achievement of pre-established performance goals	x x x	No excise tax gross ups No single-trigger severance No excessive perquisites
✓	Target the market median for all elements of compensation	x	No short-term or speculative trading of Company stock
✓	Use an independent compensation consultant	x	No re-pricing of incentive awards
✓	Hold regular executive sessions of the Compensation Committee without management present	x	No supplemental retirement plans

Competitive Market Position, Peer Group and Role of Compensation Consultant

To further emphasize the alignment between Company performance and executive pay and to ensure compensation is competitive, the Compensation Committee generally targets the 50th percentile for total compensation (base salary and short-term and long-term incentives), as reflected by various sources of compensation data (“Market Data”). The Market Data provided to the Compensation Committee by the Compensation Consultant includes compensation information from the Company’s peer companies as well as other broad-based compensation survey sources selected by the Compensation Consultant.

For purposes of setting 2018 compensation, the peer group companies (our “Peer Group”) used by the Compensation Committee included the following companies:

McDermott International, Inc.	Helmerich & Payne, Inc.
Patterson-UTI Energy, Inc.	Superior Energy Services, Inc.
C&J Energy Services, Inc.	RPC, Inc.
Keane Group, Inc.	Exterran Corporation
FTS International, Inc.	ProPetro Holding Corp.
Fairmount Santrol Holdings Inc.	Archrock, Inc.
Unit Corporation	Newpark Resources, Inc.
Oil States International, Inc.	Core Laboratories N.V.

Our Peer Group was selected based on companies that broadly represent related drilling and oilfield services businesses and are of reasonably comparable revenue size to the Company. While some of these companies have larger market capitalizations, these companies represent the market in which we most directly compete for qualified professionals. As a whole, our Peer Group reflects companies with related operations, of reasonably similar size, and with which we compete for talent.

Although the Compensation Committee used the Market Data to inform its decisions regarding the form and amount of compensation provided to the Named Executive Officers in 2018, the Compensation Committee has the final authority to make all decisions regarding compensation. In making these decisions, the Compensation Committee considered recommendations made by the Chief Executive Officer for the Named Executive Officers; however the final decisions were made by the Compensation Committee and the Board of Directors. Using the independence factors established by the SEC and the NYSE, the Compensation Committee determined that the Compensation Consultant’s work did not raise any conflicts of interest, and they are considered an independent consulting firm.

Objectives of Compensation

The goal of the Company’s compensation program is to help attract and retain qualified executive talent and to strengthen the alignment between executives and stockholders’ interests, enhancing stockholder value. To achieve this goal, the Compensation Committee’s decisions are guided by the following principles: provide a competitive compensation package; relate compensation to the performance of the Company and the individual; and align employee objectives with the objectives of stockholders by encouraging executive stock ownership.

In order to achieve these objectives, the Compensation Committee has created a compensation package that combines current and deferred cash compensation with equity-based compensation. The Company’s compensation program for executive officers consists of the following items:

•base salary;

•performance-based annual incentive payments under the Liberty Oilfield Services Inc. Long Term Incentive Plan (“LTIP”), which in 2018 were based upon the Company’s adjusted pre-tax earnings per share (“Pre-Tax EPS”), return on capital employed (“ROCE”) and personal performance;

•long-term equity awards under our LTIP, consisting of restricted stock units; and

•matching and discretionary contributions under the Liberty Oilfield Services 401(k) Savings Plan.

The Compensation Committee structures executive total direct compensation to emphasize performance through the annual incentive program and long-term incentives. The Compensation Committee believes that the compensation mix should strike a balance promoting long-term returns without motivating or rewarding excessive or inappropriate risk taking.

Elements of Compensation

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation for performing specific job duties and functions. The base salaries of the Named Executive Officers prior to the IPO were established at a level that the board of directors of our Predecessor and our Chief Executive Officer determined was necessary to retain the individual’s services. In 2018, based on the analysis provided by the Compensation Consultant and the recommendation of the Compensation Committee, the base salaries of our Named Executive Officers were increased to be more in line with the median salary of our peer group for each respective position, as follows:

Name	Pre-IPO Base Salary	Base Salary (as of December 31, 2018)	Percent Increase
Christopher A. Wright	$500,000	$600,000	20.0%
Michael Stock	$375,000	$400,000	6.7%
Ron Gusek	$375,000	$400,000	6.7%
R. Sean Elliott	$350,000	$360,000	2.9%
Ryan T. Gosney	$255,000	$270,000	5.9%

Annual Incentive Award

In 2018, based on the analysis provided by the Compensation Consultant and the recommendation of the Compensation Committee, the Board established performance metrics and hurdles for our 2018 annual incentive pursuant to the terms of our LTIP that are focused on adjusted Pre-Tax EPS and ROCE results. The Compensation Consultant and Compensation Committee recommended, and the Board adopted, maintaining an element of discretion in the annual incentive for our executive officers in order to provide the Compensation Committee and Board the ability to apply some subjectivity to final payouts and the flexibility to respond to certain extraordinary events. No payout percentage will be earned for a metric if the actual Company performance of that metric is below the threshold level set forth below. Payouts for performance between threshold, target and maximum will be calculated using straight line interpolation. The overall payout amount for each participant is capped at 200% of each participant’s target incentive. The performance metrics, their related thresholds and weightings and actual performance for the year ended December 31, 2018 are set forth in the table below:

Performance Metric	Weighting	Threshold	Target	Maximum	Actual Performance	Earned Payout Percentage
Adjusted Pre-Tax EPS(1)	40%	$2.13	$3.20	$4.27	$2.57	28%
ROCE(2)	40%	30%	45%	65%	43%	37%
Discretionary	20%	N/A	N/A	N/A	Variable	Variable
PAYOUT		50%	100%	200%

(1)Adjusted Pre-Tax EPS is equal to the Company’s 2018 Adjusted EBITDA (calculated as presented in the Company’s Annual Report on Form 10-K), plus non-cash equity compensation expense, minus interest expense, depreciation and amortization, divided by diluted weighted average shares outstanding (excluding RSUs) for 2018.

(2)ROCE is equal to the Company’s 2018 Adjusted EBITDA (calculated as presented in the Company’s Annual Report on Form 10-K), plus non-cash equity compensation expense, minus depreciation and amortization, divided by the average of capital (debt, redeemable common units and equity) employed at December 31, 2017 and 2018.

Messrs. Wright, Stock and Gusek received a target payout of 20% of their discretionary incentive opportunity for 2018. Mr. Elliott received an above target payout of 25% of his discretionary incentive opportunity on account of his work in assisting the Company in its first year of public reporting and successful settlement of a litigation matter. Similarly, Mr. Gosney received an above target payout of 30% on account of his work in assisting the Company in its first year of public reporting and assistance preparing for compliance with Section 404 of the Sarbanes-Oxley Act. The target incentive for each Named Executive Officer and the 2018 annual incentive payout for each Named Executive Officer is set forth below:

Name	Target Annual Incentive (% of Base Salary)	Target Annual Incentive ($)	Performance Achievement Level (% of Target)	Actual 2018 Annual Incentive Payout
Christopher A. Wright	150%	$900,000	86%	$772,891
Michael Stock	125%	$500,000	86%	$429,384
Ron Gusek	125%	$500,000	86%	$429,384
R. Sean Elliott	100%	$360,000	91%	$327,156
Ryan T. Gosney	75%	$202,500	96%	$194,151

Long-Term Incentive Compensation

In order to incentivize individuals providing services to us or our affiliates, the Board of our Predecessor adopted the LTIP prior to the completion of the IPO. The LTIP provides for the grant, from time to time, at the discretion of the Board and the Compensation Committee, of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards. A total of 12,908,734 shares of our Class A Common Stock were initially reserved for issuance pursuant to awards under the LTIP.

On April 24, 2018, following recommendations by the Compensation Consultant and our Compensation Committee, our Board granted RSUs, which represent the right to receive shares of our Class A Common Stock following the applicable vesting period. The Compensation Committee considered the use of other forms of equity awards, including restricted stock and stock options, and ultimately determined to use RSUs given that they have a less dilutive effect than stock options and do not require the issuance of actual shares of Class A Common Stock unless and until vesting conditions are met. The Compensation Committee targeted the 50th percentile for the value of RSUs for the Named Executive Officers as a group, and then allocated the value of RSUs to each of the Named Executive Officers based on Market Data and other internal equity considerations. The RSUs granted in 2018 vest ratably over a three-year period beginning on the date of grant. In addition to the three-year RSUs, Messrs. Elliott and Gosney received additional awards of RSUs that vest ratably over a two-year period beginning on the date of grant. These grants to Messrs. Elliott and Gosney were made with a shorter vesting period in order to recognize services provided to the Company prior to and in connection with the IPO. The Compensation Committee and our Board determined that a time-based vesting approach was appropriate given the Company’s recent transition to public company status and the desire to provide our Named Executive Officers with a long-term retention-focused award that also aligns the interests of our Named Executive Officers with those of our stockholders.

Other Compensation Elements

401(k) Plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) under which employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account under the Liberty Oilfield Services 401(k) Savings Plan. We provide matching contributions at a rate of $1.00 for each $1.00 of employee contribution, subject to a cap of 6% of the employee’s salary.

Pension and Nonqualified Deferred Compensation. We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan.

Employment Agreements. We have not entered into any employment, severance or change in control agreements with any of our Named Executive Officers.

Perquisites and Other Benefits. We provide limited perquisites to our Named Executive Officers. For example, none of our Named Executive Officers receive car allowances or Company-sponsored country club memberships. During 2017 and 2018, we did provide Mr. Elliott with travel and lodging assistance in connection with business activities at our headquarters in Denver, Colorado. This assistance was discontinued in 2019.

Anti-Hedging and Pledging Policy. Our Insider Trading Policy prohibits hedging and pledging of Company securities by providing that hedging or monetization transactions, whether direct or indirect, involving the Company’s securities and the pledging of Company securities as collateral are prohibited. The policy also prohibits transactions involving Company-based derivative securities.

Risk Assessment

The Compensation Committee reviewed our employee compensation practices and policies and determined that such policies do not encourage excessive or unnecessary risk-taking, and are not likely to have a material adverse effect on the Company.

Actions Taken Following 2018 Fiscal Year End

In January 2019, our Compensation Committee and Board approved a change to the structure of our long-term incentive awards in order to better align the awards with stockholder interests and to further the Company’s pay-for-performance philosophy. In accordance with the revised long-term incentive award structure, our Named Executive Officers were awarded RSUs with a mix of time and performance-based vesting conditions. One-half of the RSUs awarded to Messrs. Wright, Stock and Gusek vest ratably over a three-year period, and one-half vests at the end of a three-year performance period based on the Company’s performance against certain financial metrics. Messrs. Elliott and Gosney received RSU awards with similar time and performance-based vesting conditions, except that the mix for their awards was two-thirds time-based and one-third performance-based.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Compensation Committee of the Board of Directors:

Peter A. Dea, Chairman
Brett Staffieri, Member
Cary D. Steinbeck, Member

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal years ended December 31, 2018, 2017 and 2016.

Name & Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(6)	Total ($)
Christopher A. Wright Chairman of the Board & Chief Executive Officer(1)	2018	575,000	180,000	2,981,289	—	592,891	24,500	4,353,680
	2017	349,890	1,590,162	—	—	—	5,722	1,945,774
	2016	124,313	—	—	—	—	—	124,313
Michael Stock Chief Financial Officer, Treasurer & Director(1)	2018	393,750	100,000	1,325,013	—	329,384	24,067	2,172,214
	2017	282,668	1,192,809	—	—	—	8,513	1,483,990
	2016	183,921	25,000	—	—	—	—	208,921
Ron Gusek President	2018	393,750	100,000	1,325,013	—	329,384	18,500	2,166,647
	2017	242,885	1,192,809	—	—	—	7,603	1,443,297
	2016	150,820	25,000	—	0	—	—	175,820
R. Sean Elliott(2) Vice President, General Counsel & Corporate Secretary	2018	357,500	90,000	1,093,130	—	237,156	49,678	1,827,464
	2017	280,667	175,750	—	—	—	52,822	509,239

Ryan T. Gosney(2) Chief Accounting Officer	2018	266,250	60,750	670,781	—	133,401	9,588	1,140,770
	2017	207,256	156,683	—	—	—	7,356	371,295

(1)In connection with our IPO, Mr. Stock ceased to be a member of our Board and Mr. Wright was appointed to our Board.

(2)Messrs. Elliott and Gosney joined us in March 2017, and as such, there is no compensation reported for Messrs. Elliott and Gosney for 2016.

(3)The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2018 reflect the portion of the 2018 annual incentive payouts related to achievement of the Company-wide performance metrics. The portion of the 2018 annual incentive payouts related to the discretionary component are reported in the “Bonus” column for 2018.

(4)The amounts shown do not reflect compensation actually received by the Named Executive Officer. Rather, amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes in fiscal year 2018 by the Company with respect to restricted stock units. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2018 may be found in Note 8 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Class A Common Stock the Named Executive Officers received in exchange for their Class B Units in Liberty Holdings (defined and described further below) have not been included in this column as they did not have a grant date fair value for accounting purposes in 2018.

(5)Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of Class B-5 Units granted to Mr. Gusek during fiscal year 2016. The Class B-5 Units represent membership interests in Liberty Holdings that are intended to constitute profits interests for federal income tax purposes. Despite the fact that the Class B-5 Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”

(6)For Mr. Elliott, amounts reported in the “All Other Compensation” column reflect (a) $18,500 of discretionary matching contributions made to his 401(k) plan account during the fiscal year ended December 31, 2018, and (b) $31,178 of travel, lodging, and related expenses during the fiscal year ended December 31, 2018. For the other Named Executive Officers, amounts reported in the “All Other Compensation” column reflect discretionary matching contributions made to each Named Executive Officer’s 401(k) plan account during the fiscal year ended December 31, 2018.

Grants of Plan-Based Awards

The following table provides information for each of our Named Executive Officers regarding plan-based awards granted during fiscal year 2018.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
Christopher A. Wright		360,000	720,000	1,440,000
	4/24/2018				149,513	2,981,289
Michael Stock		200,000	400,000	800,000
	4/24/2018				66,450	1,325,013
Ron Gusek		200,000	400,000	800,000
	4/24/2018				66,450	1,325,013
R. Sean Elliott		144,000	288,000	576,000
	4/24/2018				54,821	1,093,130
Ryan T. Gosney		81,000	162,000	324,000
	4/24/2018				33,640	670,781

(1)The amounts in these columns reflect the potential threshold, target and maximum payouts with respect to the Company-wide metrics under the 2018 annual incentive awards. The amounts reflected herein do include amounts that may be earned with respect to the discretionary component of the 2018 annual incentive awards.

(2)The amounts shown in this column reflect RSU awards granted to the Named Executive Officers during fiscal year 2018.

(3)The amounts shown do not reflect compensation actually received by the Named Executive Officer. Rather, amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes in fiscal year 2018 by the Company with respect to restricted stock units. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2018 may be found in Note 8 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Exchange of Class B Units

In connection with our corporate reorganization and the IPO, the Class B Units in Liberty Holdings (the “Class B Units”) previously granted to our Named Executive Officers that remained unvested were exchanged for restricted shares of our Class A Common Stock granted pursuant to the Liberty Oilfield Services Inc. Legacy Restricted Stock Plan. These restricted stock awards are subject to the same vesting conditions applicable to the Class B Units immediately prior to the exchange. Fully vested Class B Units held by our Named Executive Officers were exchanged for unrestricted shares of our Class A Common Stock. See below under “Potential Payments Upon a Termination or Change in Control” for additional information regarding the circumstances that could result in accelerated vesting of these awards.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2018, which consist of restricted stock awards and RSU awards.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Christopher A. Wright	149,513	(1)	1,936,193
Michael Stock	66,450	(1)	860,528
Ron Gusek	66,450	(1)	860,528
	194,988	(2)	2,525,095
R. Sean Elliott	41,116	(1)	532,452
	13,705	(3)	177,480
Ryan T. Gosney	25,230	(1)	326,729
	8,410	(3)	108,910

(1)These RSUs granted on April 24, 2018 vest in one-third increments on each of April 1, 2019, April 1, 2020 and April 1, 2021, so long as the applicable Named Executive Officer remains employed through such dates.

(2)The restricted stock awards vest one-half on each of October 31, 2019 and October 31, 2020, so long as Mr. Gusek remains employed through such dates.

(3)These RSUs granted on April 24, 2018 vest one-half on each of April 1, 2019 and April 1, 2020, so long as the applicable Named Executive Officer remains employed through such dates.

(4)Amounts in this column reflect the value of unvested RSU and restricted stock awards held by the Named Executive Officers calculated based on the closing price of our Class A Common Stock on December 31, 2018 of $12.95.

Option Exercises and Stock Vested

The following table reflects the value received by each Named Executive Officer on the exchange of vested Class B Units in Liberty Holdings for shares of our Class A Common Stock and the value received on the vesting of restricted stock awards and RSU awards during fiscal year 2018.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Christopher A. Wright	2,800,950	62,517,204	—	—
Michael Stock	1,493,840	33,342,509	—	—
Ron Gusek	774,125	17,278,470	323,038	6,329,740
R. Sean Elliott	—	—	—	—
Ryan T. Gosney	—	—	—	—

(1)The amounts in this column reflect shares of Class A Common Stock received in exchange for each Named Executive Officer’s vested Class B Units in connection with the IPO.

(2)The amounts in this column reflect the value of the shares in the preceding column based on the closing price of our Class A Common Stock on the date of the exchange.

(3)The amounts in this column reflect the value of the shares in the preceding column based on the closing price of our Class A Common Stock on the applicable vesting date.

Pension Benefits and Nonqualified Deferred Compensation

We do not maintain and our Named Executive Officers do not participate in any defined benefit pension plan or nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

We do not currently maintain any employment agreements, severance agreements or change in control agreements with any of the Named Executive Officers.

Restricted Stock Awards. As of December 31, 2018, Mr. Gusek was the only Named Executive Officer with shares of restricted Class A Common Stock. The restricted shares will accelerate and become 100% vested upon a “change in control,” which generally occurs upon (i) the acquisition of 50% or more of the total fair market value or total voting power of our outstanding securities, (ii) the acquisition (other than by Riverstone or its affiliates until such time as Riverstone or its affiliates holds less than 20% of the total voting power of our outstanding securities) of 30% or more of the total voting power of our outstanding securities, (iii) the replacement of a majority of our Board during any 12-month period with directors whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election, and (iv) a sale of 40% or more of the total gross fair market value of our assets.

RSU Awards. The RSUs held by our Named Executive Officers under the LTIP will accelerate and become 100% vested upon a termination of the Named Executive Officer’s employment with the Company due to the Named Executive Officer’s death or “disability.” For purposes of the RSU awards, “disability” means the Named Executive Officer’s inability to perform his duties, after accounting for reasonable accommodation, due to a mental or physical impairment that continues (or can reasonably be expected to continue) for (i) 90 consecutive days or (ii) 180 days out of any 365-day period, which, in either case, shall only be deemed to occur following the written determination by the Company of any such occurrence of disability.

The table below sets forth the value of the accelerated vesting that would occur with respect to each Named Executive Officer in the event of a change in control or such Named Executive Officer’s death or disability had occurred on December 31, 2018, calculated based on the closing price of our Class A Common Stock on December 31, 2018 of $12.95.

Name	Change in Control ($)	Death/ Disability ($)
Christopher A. Wright	—	1,936,193
Michael Stock	—	860,528
Ron Gusek	2,525,095	860,528
R. Sean Elliott	—	709,932
Ryan T. Gosney	—	435,638

DIRECTOR COMPENSATION

Following our IPO, we adopted a non-employee director compensation program that is applicable to each of our non-employee directors who are not also officers or employees of us or Riverstone. The Compensation Consultant also conducted an analysis of market-competitive total director compensation (annual retainers, meeting fees and equity awards) using the Company’s peer group as a comparative metric. Pursuant to this program, each non-employee director who is not an affiliate of Riverstone will receive the following compensation for their service on our Board:

•A cash retainer of $65,000 per year, payable quarterly in arrears;

•An additional cash retainer of $20,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of our Audit Committee;

•An additional cash retainer of $15,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of our Compensation Committee;

•An additional cash retainer of $10,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of a Nominating and Corporate Governance Committee, once established by the Company;

•An additional cash retainer of $20,000 per year, payable quarterly in arrears if such non-employee director serves as the Lead Director of the Company;

•An additional payment of $1,500 for each Board meeting attended in-person by such non-employee director; and

•Annual equity based compensation with an aggregate grant date value of $125,000, subject to the terms of the LTIP and the award agreement pursuant to which such award is granted.

In 2018, non-employee directors that were members of our Board received a one-time award under the LTIP with a grant date value equal to $225,000, subject to the terms and conditions of the LTIP and the award agreement pursuant to which such award is granted. These awards were made in the form of RSUs, based upon the average closing price for our Class A Common Stock for the 30 trading days prior to the date of such grant. In addition, each director will be reimbursed for out-of-pocket expenses incurred in connection with attending board and committee meetings.

The table below summaries the compensation our directors received for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
William F. Kimble	94,889	248,432	343,321
Cary D. Steinbeck	71,000	248,432	319,432
Peter A. Dea	82,250	248,432	330,682
Ken Babcock	71,000	248,432	319,432

(1)The amounts shown do not reflect compensation actually received by the directors. Rather, amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes in fiscal year 2018 by the Company with respect to restricted stock units. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2018 may be found in Note 8 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. As of December 31, 2018, each director held 12,459 unvested RSUs.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our Class A Common Stock that may be issued under equity compensation plans as of December 31, 2018.

Plan Category	Number of defined securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted–average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	1,193,683	—	11,715,051
Total	1,193,683		11,715,051

(1)This column reflects shares of our Class A Common Stock subject to RSU awards granted under the LTIP outstanding and unvested as of December 31, 2018. No stock options or warrants have been granted under the LTIP.

(2)No stock options have been granted under the LTIP, and the RSU awards reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)This column reflects the total number of shares of Class A Common Stock remaining available for issuance under the LTIP.

Our only equity compensation plan is the LTIP. The LTIP was approved prior to our IPO but has not been approved by our public stockholders. Please read Note 8 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for a description of our equity compensation plans. In addition, a detailed description of the terms of the LTIP is available in our registration statement on Form S-1, last filed on January 2, 2018, under the heading “Executive Compensation—Actions Taken Following Fiscal Year End—Long-Term Incentive Plan.”

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2019. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 was completed by Deloitte on February 28, 2019. Deloitte has acted as the Company’s independent registered public accounting firm since 2016.

The Board is submitting the appointment of Deloitte for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent auditors, and stockholder ratification of this appointment does not limit the authority of the Audit Committee to change auditors at any time. Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table summarizes the aggregate fees billed or expected to be billed by Deloitte for the fiscal years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees	$1,884,321	$1,124,792
Audit-Related Fees	98,000	1,381,930
Tax Fees	188,030	601,245
All Other Fees	—	—
Total Fees	$2,170,351	$3,107,967

Audit Fees

Deloitte’s fees were $1,884,321 in 2018 and $1,124,792 in 2017. In 2018, Deloitte’s audit fees related primarily to the audit and review of the consolidated financial statements for fiscal year 2018 included in our Annual Report for the year ended December 31, 2018. In 2017, Deloitte’s fees related primarily to the audit and review of the combined financial statements for fiscal years 2017 and 2016 included in our Annual Report for the year ended December 31, 2017 and Registration Statement on Form S-1.

Audit-Related Fees

Deloitte’s fees for audit-related services were $98,000 in 2018 and $1,381,930 in 2017. In 2018, audit-related fees related primarily to the Company’s shelf registration and consulting services related to the adoption of new accounting standards. In 2017, audit-related fees consisted primarily of fees billed for assurance and related services primarily in connection with the IPO.

Tax Fees

Deloitte’s fees for tax services were $188,030 in 2018 and $601,245 in 2017. Tax services primarily involve professional services rendered by Deloitte for tax compliance, tax advice and tax planning.

All Other Fees

Deloitte did not provide any other products and services in 2018 and 2017 and consequently there were no other fees incurred.

Before Deloitte is engaged to render audit or non-audit services, the Audit Committee must pre-approve the engagement. The charter of the Audit Committee and its pre-approval policy provides that pre-approval is not required if the engagement is entered into pursuant to pre-approval policies and procedures established by the Audit Committee. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and presented to the Audit Committee at a subsequent meeting. The Audit Committee pre-approved all of the fees described in the table set forth above. The duties of the Audit Committee are described in the Charter of the Audit Committee that is posted on the Company’s website at www.libertyfrac.com under the Corporate Governance section.

Vote Required

A majority of the votes cast and entitled to vote is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the person named on the proxy card, or if you do not name a proxy, your proxy will vote for the proposal.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND VOTING “FOR” THE
RATIFICATION OF APPOINTMENT OF DELOITTE AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2019.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Primary Oversight Responsibilities

Our management is responsible for establishing a system of internal controls, assessing such controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing its report based on its audit.

Under the Audit Committee’s charter, the purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (4) effectiveness and performance of the Company’s internal audit function; (5) the annual preparation of this report and publishing this report in the Company’s Proxy Statement for its annual meeting of stockholders or its Annual Report on Form 10-K; and (6) performing such other functions as the Board may assign to the Audit Committee from time to time.

Oversight of Independent Auditors

In connection with the evaluation, appointment and retention of the independent registered public accounting firm, at least annually the Audit Committee reviews and evaluates the independence and quality control procedures of the independent registered public accounting firm and the experience and qualifications of its senior personnel providing audit services to the Company. Based on this evaluation, the Audit Committee has retained Deloitte as our independent registered public accounting firm for 2019.

2018 Audited Financial Statements

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018:

•The Audit Committee reviewed and discussed the audited financial statements and associated audit with the independent registered public accounting firm and management;

•The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees” as adopted by the PCAOB. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team; and

•The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the year ended December 31, 2018 be included in our Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors:

William F. Kimble, Chairman
Cary D. Steinbeck, Member
Peter A. Dea, Member

PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Act, affords the stockholders a vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers for the fiscal year ended December 31, 2018 (commonly known as a say-on-pay vote). This vote is not intended to address any specific item of compensation and is not a vote on our general compensation policies, compensation of the Board, or our compensation policies as they relate to risk management. Section 14A(a)(2) of the Exchange Act requires us to hold a say-on-pay vote at least once every three years, although the Company currently intends to hold such vote annually.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tabular and narrative disclosures, the Company’s compensation policy is designed to attract and retain highly qualified executive officers. The Company’s compensation program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives, and certain long-term incentives. Please read the Compensation Discussion and Analysis section of this Proxy for additional details on our executive compensation program.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders approve on an advisory, non-binding basis, the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the proxy statement, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained therein.

Vote Required

The approval, on a non-binding basis, of the compensation of our Named Executive Officers requires a majority of the votes cast and entitled to vote . If you properly give a proxy but do not indicate how you wish to vote, the person named on the proxy card, or if you do not name a proxy, your proxy will vote for the proposal.

THE BOARD RECOMMENDS VOTING “FOR” THE APPROVAL OF
THE COMPENSATION OF THE NAMED EXECUTED OFFICERS.

PROPOSAL 4 — ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

As described in Proposal 3 above, Section 14A of the Exchange Act affords stockholders an advisory say-on-pay vote to approve the Company’s executive compensation program. As required by Section 14A of the Exchange Act, this Proposal 4 affords stockholders an advisory vote on the frequency of future say-on-pay votes. The advisory vote on the frequency of the say-on-pay vote is a nonbinding vote as to how often future say-on-pay votes should occur: every year, every two years, or every three years. In addition, stockholders may abstain from voting on this Proposal 4; however, Section 14A of the Exchange Act requires the Company to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years.

In formulating its recommendation, the Board considered that say-on-pay held every year would best enable stockholders to timely express their views on the Company’s executive compensation program and enable the Board and the Compensation Committee to determine current stockholder sentiment. However, because the advisory vote on executive compensation occurs well after the beginning of the compensation year and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, it may not be appropriate or feasible to change our executive compensation programs in consideration of one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

The stockholders are being asked to vote among the following frequency options (not solely for or against the recommendation of the Board):

•Choice 1—every year;

•Choice 2—every two years;

•Choice 3—every three years; or

•Choice 4—abstain from voting.

Vote Required

This advisory vote on the frequency of future say-on-pay votes is not binding on the Company or the Board. However, the Board will take into account the result of the vote when determining the frequency of future say-on-pay votes. The frequency to receive a plurality of the votes cast and entitled to vote (the frequency receiving the highest number of votes) will be elected. If you properly give a proxy but do not indicate how you wish to vote, the person named on the proxy card, or if you do not name a proxy, your proxy will vote for every one year.

THE BOARD RECOMMENDS VOTING FOR “ONE YEAR”
WITH RESPECT TO THE FREQUENCY OF FUTURE ADVISORY VOTES
TO APPROVE EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 26, 2019, by:

*each person known to us to beneficially own more than 5% of any class of our outstanding voting securities;

*each member of our Board and each nominee to our Board;

*each of our Named Executive Officers; and

*all of our directors, director nominees and Named Executive Officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the 5% or more stockholders, directors or Named Executive Officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 950 17th Street, Suite 2400, Denver, Colorado 80202. As of February 26, 2019, 68,741,273 shares of our Class A Common Stock were outstanding and 43,572,803 shares of our Class B Common Stock were outstanding.

	Shares of Common Stock beneficially owned
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
	Number	%	Number	%	Number	%
5% Stockholders
R/C Energy IV Direct Partnership, L.P.(3)	14,508,045	21.1%	—	—	14,508,045	12.9%
R/C IV Liberty Holdings, L.P.(4)	2,604,248	3.8%	30,810,350	70.7%	33,414,598	29.8%
Entities associated with Oakmont Corporation(5)	1,924,827	2.8%	9,180,615	21.1%	11,105,442	9.9%
FMR LLC(6)	6,174,034	9.0%	—	—	6,174,034	5.5%
C. Mark Pearson(7)	653,252	1.0%	3,158,435	7.2%	3,811,687	3.4%
Black Rock, Inc.(8)	3,415,041	5.0%	—	—	3,415,041	3.0%
Directors and Named Executive Officers:
Christopher A. Wright(10)	3,593,288	5.2%	—	—	3,593,288	3.2%
Michael Stock(10)	1,476,477	2.1%	—	—	1,476,477	1.3%
Ron Gusek(10)	1,308,688	1.9%	—	—	1,308,688	1.2%
Cary D. Steinbeck(9)	382,374	*	—	—	382,374	*
N. John Lancaster, Jr.	4,603	*	32,713	*	37,316	*
Brett Staffieri	—	—	23,341	*	23,341	*
William F. Kimble	12,459	*	—	—	12,459	*
Peter A. Dea	12,459	*	—	—	12,459	*
Ken Babcock	71,282	*	—	—	71,282	*
Jesal Shah	—	—	—	—	—	—
R. Sean Elliott(10)	20,558	*	—	—	20,558	*
Ryan T. Gosney(10)	12,615	*	—	—	12,615	*
Directors and Named Executive Officers as a group (12 persons)	6,894,803	10.0%	56,054	*	6,950,857	6.2%

(1)Under the Liberty LLC Agreement, each Liberty Unit Holder has, subject to certain limitations, the right to cause Liberty LLC to acquire all or a portion of its Liberty LLC Units for, at Liberty LLC’s election, (i) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Liberty LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions or (ii) an equivalent amount of cash. In connection with any redemption of Liberty LLC Units pursuant to the Redemption Right or our Call Right, the corresponding number of shares of Class B Common Stock will be cancelled. See “Certain Relationships and Related Person Transactions – Liberty LLC Agreement” set forth herein. Beneficial ownership of Liberty LLC Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such units may be redeemed.

(2)Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class.

(3)R/C Energy IV Direct Partnership, L.P. is an investment partnership affiliated with Riverstone/Carlyle Global Energy and Power Fund IV, L.P., or R/C IV. Management and control of R/C Energy IV Direct Partnership, L.P. is with its general partner, Riverstone/Carlyle Energy Partners IV, L.P., which is in turn managed and controlled by its general partner, R/C Energy GP IV, LLC, an affiliate of R/C IV. R/C Energy GP IV, LLC is managed by a management committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, James T. Hackett, N. John Lancaster, Daniel A. D’Aniello and Edward J. Mathias. As a result, each of R/C Energy GP IV, LLC and Riverstone/Carlyle Energy Partners IV, L.P. may be deemed to share beneficial ownership of the shares held of record by R/C Energy IV Direct Partnership, L.P. The business address for each of the entities and individuals other than Messrs. D’Aniello and Mathias is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019. The business address for each of Messrs. D’Aniello and Mathias is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20004.

(4)R/C IV Liberty Holdings, L.P. is an investment partnership affiliated with R/C IV. Management and control of R/C IV Liberty Holdings, L.P. is with its general partner, Riverstone/Carlyle Energy Partners IV, L.P., which is in turn managed and controlled by its general partner, R/C Energy GP IV, LLC, an affiliate of R/C IV. R/C Energy GP IV, LLC is managed by a management committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, James T. Hackett, N. John Lancaster, Daniel A. D’Aniello and Edward J. Mathias. As a result, each of R/C Energy GP IV, LLC and Riverstone/Carlyle Energy Partners IV, L.P. may be deemed to share beneficial ownership of the shares held of record by R/C IV Liberty Holdings, L.P. The business address for each of the entities and individuals other than Messrs. D’Aniello and Mathias is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019. The business address for each of Messrs. D’Aniello and Mathias is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20004.

(5)This information is based solely on a Schedule 13G jointly filed with the SEC on February 8, 2019, by Oakmont Corporation, Robert A. Day and Laurel Road II, LLC, in which it reported that Oakmont Corporation has shared voting power and shared dispositive power as to 12,605,442 shares of Common Stock, Robert A. Day has shared voting power and shared dispositive power as to 12,605,442 shares of Common Stock and Laurel Road II, LLC has shared voting power and shared dispositive power as to 9,549,012 shares of Common Stock. The principal business address of the Oakmont Corporation, Mr. Day and Laurel Road II, LLC is 865 S. Figueroa St., Suite 700, Los Angeles, CA 90017.

(6)This information is based solely on a Schedule 13G filed with the SEC on February 13, 2019, by FMR LLC, in which it reported that FMR LLC has sole voting power as to 773,086 shares of Class A Common Stock and sole dispositive power as to 6,174,034 shares of Class A Common Stock. The principal business address of FRM LLC is 245 Summer Street, Boston, MA 02210.

(7)This information is based solely on a Schedule 13G filed with the SEC on February 14, 2019, by Mr. Pearson, in which it reported that Mr. Pearson has sole voting power and sole dispositive power as to 3,811,687 shares of Common Stock. The principal business address of C. Mark Pearson is 1200 17th Street, Suite 200, Denver, CO 80202.

(8)This information is based solely on a Schedule 13G/A filed with the SEC on February 11, 2019, by BlackRock, Inc., in which it reported that BlackRock, Inc. has sole voting power and sole dispositive power as to 3,415,041 shares of Class A Common Stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(9)Includes 369,915 shares of Class A Common Stock held by the Steinbeck Family Trust. Mr. Steinbeck has voting and dispositive power over these shares.

(10)Shares of Class A Common Stock held by Messrs. Wright, Stock, Gusek, Elliott and Gosney include 49,838, 22,150, 22,150, 20,558 and 12,615 shares of stock, respectively, that will be received upon the vesting of RSUs on April 1, 2019.

*Less than 1.0%.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” is:

•any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•any person who is known by us to be the beneficial owner of more than 5% of our Class A Common Stock;

•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A common stock; and

•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

Our Board adopted a written related party transactions policy in connection with the IPO. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. The determination of the Audit Committee is documented in the Audit Committee’s minutes. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Furthermore, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

The following discussion is a brief summary of our corporate reorganization and certain material arrangements, agreements and transactions we have with related parties. It does not include all of the provisions of our material arrangements, agreements and transactions with related parties, does not purport to be complete and is qualified in its entirety by reference to the arrangements, agreements and transactions described.

Corporate Reorganization

On January 17, 2018, we completed our IPO of 14,640,755 shares of our Class A Common Stock at a public offering price of $17.00 per share, of which 14,340,214 shares were offered by us and 300,541 shares were offered by the selling shareholder. We used our net proceeds from the IPO to redeem ownership in us from certain Legacy Owners (as defined below) and contributed the remaining proceeds to Liberty Oilfield Services New HoldCo LLC (“Liberty LLC”) in exchange for units in Liberty LLC (the “Liberty LLC Units”). In connection with the IPO, we completed a corporate reorganization which included the following restructuring steps:

•Liberty Holdings contributed all of its assets to Liberty LLC in exchange for Liberty LLC Units;

•Liberty Holdings liquidated and distributed to its then-existing owners (the “Legacy Owners”) Liberty LLC Units pursuant to the terms of the limited liability company agreement of Liberty Holdings and the Master Reorganization Agreement dated as of January 11, 2018, by and among the Company, Liberty Holdings, Liberty LLC, and the other parties named therein;

•Certain of the Legacy Owners directly or indirectly contributed all or a portion of their Liberty LLC Units to the Company in exchange for 55,685,027 shares of our Class A Common Stock, and 1,258,514 shares of restricted stock. Subsequent to the initial exchange, 1,609,122 shares of Class A Common Stock were redeemed for an aggregate purchase price of $25.9 million upon the exercise of the underwriters’ overallotment option;

•We issued the Legacy Owners that continued to own Liberty LLC Units (the “Liberty Unit Holders”) an aggregate amount of 48,207,372 shares of our Class B Common Stock; and

•We then contributed the net proceeds it received from the IPO to Liberty LLC in exchange for additional Liberty LLC Units such that the Company holds a total number of Liberty LLC Units equal to the number of shares of Class A Common Stock outstanding following the IPO.

Related Party Transactions

The following is a description of transactions entered into, or in effect, after January 1, 2018 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Liberty LLC Agreement

We entered into the Liberty LLC Amended and Restated Limited Liability Company Agreement (the “Liberty LLC Agreement”) in connection with the closing of our IPO, which provides for limitations on the ability of Liberty Unit Holders to transfer their Liberty LLC Units and provides the Company, as managing member of Liberty LLC, with the right to impose restrictions (in addition to those already in place) on the ability of Liberty Unit Holders to redeem their Liberty LLC Units pursuant to the Redemption Right (as defined below) to the extent the Company believes it is necessary to ensure that Liberty LLC will continue to be treated as a partnership for U.S. federal income tax purposes.

Redemption Rights

Under the Liberty LLC Agreement, each Liberty Unit Holder has, subject to certain limitations, the right (the “Redemption Right”) to cause Liberty LLC to acquire all or a portion of its Liberty LLC Units for, at Liberty LLC’s election, (i) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Liberty LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions or (ii) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of Liberty LLC) will have the right (the “Call Right”) to, for administrative convenience, acquire each tendered Liberty LLC Unit directly from the redeeming Liberty Unit Holder for, at its election, (x) one share of Class A Common Stock or (y) an equivalent amount of cash. In addition, upon a change of control of the Company, the Company has the right to require each holder of Liberty LLC Units (other than the Company) to exercise its Redemption Right with respect to some or all of such unit holder’s Liberty LLC Units. In connection with any redemption of Liberty LLC Units pursuant to the Redemption Right or our Call Right, the corresponding number of shares of Class B Common Stock will be cancelled. As the Liberty Unit Holders redeem their Liberty LLC Units, our membership interest in Liberty LLC will be correspondingly increased, the number of shares of Class A Common Stock outstanding will be increased, and the number of shares of Class B Common Stock outstanding will be reduced.

Distributions and Allocations

Under the Liberty LLC Agreement, the Company has the right to determine when distributions will be made to the holders of Liberty LLC Units and the amount of any such distributions. If the Company authorizes a distribution, such distribution will be made to the holders of Liberty LLC Units generally on a pro rata basis in accordance with their respective percentage ownership of Liberty LLC Units.

Liberty LLC will allocate its net income or net loss for each year to the holders of Liberty LLC Units pursuant to the terms of the Liberty LLC Agreement, and the holders of Liberty LLC Units, including the Company, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of Liberty LLC. Net income and losses of Liberty LLC generally will be allocated to the holders of Liberty LLC Units on a pro rata basis in accordance with their respective percentage ownership of Liberty LLC Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent Liberty LLC has available cash and subject to the terms of any future debt instruments, the Company intends to cause Liberty LLC to make (i) generally pro rata distributions to the holders of Liberty LLC Units, including the Company, in an amount sufficient to allow the Company to pay its taxes and to allow it to make payments under the Tax Receivable Agreements (as defined below), (ii) tax advances, which will be repaid upon exercise of the Redemption Right or the Call Right, as applicable, in an amount sufficient to allow each of the Liberty Unit Holders to pay its respective taxes on such holder’s allocable share of Liberty LLC’s taxable income after taking into account certain other distributions or payments received by the Liberty Unit Holders from Liberty LLC or the Company, and (iii) non-pro rata payments to the Company to reimburse it for its corporate and other overhead expenses.

Issuance of Equity

The Liberty LLC Agreement provides that, except as otherwise determined by us, at any time the Company issues a share of its Class A Common Stock or any other equity security, the net proceeds received by the Company with respect to such issuance, if any, shall be concurrently invested in Liberty LLC, and Liberty LLC shall issue to the Company one Liberty LLC Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of Class A Common Stock are redeemed, repurchased or otherwise acquired, Liberty LLC shall redeem, repurchase or otherwise acquire an equal number of Liberty LLC Units held by the Company, upon the same terms and for the same price, as the shares of the Class A Common Stock are redeemed, repurchased or otherwise acquired.

Competition

Under the Liberty LLC Agreement, the members have agreed that Riverstone and its affiliates will be permitted to engage in business activities or invest in or acquire businesses which may compete with our business or do business with our customers.

Dissolution

Liberty LLC will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve the company. Upon dissolution, Liberty LLC will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Liberty LLC, (b) second, to establish cash reserves for contingent or unforeseen liabilities and (c) third, to the members in proportion to the number of Liberty LLC Units owned by each of them.

Tax Receivable Agreements

As discussed above, the Company acquired Liberty LLC Units from certain of the Liberty Unit Holders in exchange for cash. In addition, the Liberty Unit Holders may redeem their Liberty LLC Units for shares of Class A Common Stock or cash, as applicable, in the future pursuant to the Redemption Right or the Call Right. Liberty LLC intends to make for itself (and for each of its direct or indirect subsidiaries that is treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Internal Revenue Code that will be effective for the year 2018 and each taxable year in which a redemption of Liberty LLC Units pursuant to the Redemption Right or the Call Right occurs. Pursuant to the Section 754 election, our acquisition (or deemed acquisition for U.S. federal income tax purposes) of Liberty LLC Units for cash as a part of the corporate reorganization and redemptions of Liberty LLC Units pursuant to the Redemption Right or the Call Right are expected to result in adjustments to the tax basis of the tangible and intangible assets of Liberty LLC. These adjustments will be allocated to the Company. Such adjustments to the tax basis of the tangible and intangible assets of Liberty LLC would not have been available to the Company absent its acquisition or deemed acquisition of Liberty LLC Units as a part of the corporate reorganization or pursuant to the exercise of the Redemption Right or the Call Right. The anticipated basis adjustments are expected to increase (for U.S. federal income tax purposes) the Company’s depreciation, depletion and amortization deductions and may also decrease the Company’s gains (or increase its losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that the Company would otherwise be required to pay in the future.

In connection with the IPO, on January 17, 2018, the Company entered into two tax receivable agreements, (the “Tax Receivable Agreements”) with the Liberty Unit Holders and the selling shareholder (each such person and any permitted transferee, a “TRA Holder” and together, the “TRA Holders”). The Tax Receivable Agreements generally provide for the payment by the Company of 85% of the net cash savings, if any, in U.S. federal, state, and local income tax and franchise tax (computed using simplifying assumptions to address the impact of state and local taxes) that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the IPO as a result, as applicable to each TRA Holder, of (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s Liberty LLC Units in connection with the IPO or pursuant to the exercise of the Redemption Right or the Company’s Call Right, (ii) any net operating losses available to the Company as a result of the corporate reorganization, and (iii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the Tax Receivable Agreements.

Stockholders’ Agreement

We are party to a stockholders’ agreement with Riverstone and certain Legacy Owners (collectively, the “Principal Stockholders”). Among other things, the stockholders’ agreement provides the right to designate nominees to our Board as follows:

•so long as Riverstone and its affiliates collectively own at least 35% of our Class A Common Stock, Riverstone can designate up to five (5) nominees to the Board, with the Board size decreasing by one (1) director when Riverstone and its affiliates no longer own at least 35% of our Class A Common Stock;

•so long as Riverstone and its affiliates collectively own at least 30% of our Class A Common Stock, Riverstone can designate up to four (4) nominees to our Board;

•so long as Riverstone and its affiliates collectively own at least 20% of our Class A Common Stock but less than 30% of our Class A Common Stock, Riverstone can designate up to two (2) nominees to our Board; and

•so long as Riverstone and its affiliates collectively own at least 10% of our Class A Common Stock but less than 20% of our Class A common stock, Riverstone can designate up to one (1) nominee to our Board.

Pursuant to the stockholders’ agreement we and the Principal Stockholders will be required to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by Riverstone. At any time the members of our Board are allocated among separate classes of directors, (i) the directors designated by Riverstone pursuant to the stockholders’ agreement will be in different classes of directors to the extent practicable and (ii) Riverstone will be permitted to designate the class or classes to which each such director will be allocated. Riverstone will be entitled to designate the replacement for any of its Board designees whose service terminates prior to the end of such director’s term. Riverstone currently has the right to nominate another member to our Board.

In addition, the stockholders’ agreement provides that for so long as the Principal Stockholders and their affiliates own at least 20% of the outstanding shares of our Class A Common Stock, Riverstone will have the right to cause any committee of our Board to include in its membership at least one (1) director designated by Riverstone, except to the extent that such membership would violate applicable securities laws or stock exchange rules. The rights granted to Riverstone to designate directors are additive to and not intended to limit in any way the rights that Riverstone or any of its affiliates may have to nominate, elect or remove our directors under our certificate of incorporation, bylaws or the Delaware General Corporation Law.

Furthermore, so long as Riverstone and its affiliates collectively own at least 20% of the outstanding shares of Class A Common Stock, we have agreed not to take, and will take all necessary action to cause our subsidiaries not to take, the following direct or indirect actions (or enter into an agreement to take such actions) without the prior consent of Riverstone:

•any material change, through any acquisition, disposition of assets or otherwise, in the nature of our business or operations and our subsidiaries as of the date of the stockholders’ agreement;

•hiring or terminating our Chief Executive Officer or the Chief Financial Officer and their respective successors;

•any transaction that, if consummated, would constitute a Change of Control (as defined in the stockholders’ agreement) or entering into any definitive agreement or series of related agreements that govern any transaction or series of related transactions that, if consummated, would result in a Change of Control;

•entering into any agreement providing for certain acquisitions or dispositions, in each such case, involving consideration payable or receivable by us or any of our subsidiaries in excess of $100 million in the aggregate in any single transaction or series of related transactions during any 12-month period;

•any incurrence by us or any of our subsidiaries of indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another person) in excess of $100 million in the aggregate in any single transaction or series of related transactions during any 12-month period;

•any issuance or series of related issuances of equity securities by us or any of our subsidiaries for an aggregate consideration in excess of $100 million;

•any payment or declaration of any dividend or other distribution of any shares of Class A Common Stock or entering into any recapitalization transaction the primary purpose of which is to pay a dividend;

•any increase or decrease in the size of our Board, committees of the Board, and board and committees of our subsidiaries;

•settling any litigation to which we or any of our subsidiaries is a party involving the payment by us or any of our subsidiaries of an aggregate amount equal to or greater than $25 million;

•entering into any joint venture or similar business alliance involving investment, contribution or disposition by us or any of our subsidiaries of assets (including stock of subsidiaries) having an aggregate fair market value in excess of $100 million, other than transactions solely between and among us and our wholly owned subsidiaries; and

•any amendment, modification or waiver of our certificate of incorporation, bylaws or any other governing document following the date of the stockholders’ agreement that (i) causes the number of Board seats to be less than or greater than nine (9) (although the current size of the Board, as ratified by the Riverstone directors, is eight (8)) or (ii) materially and adversely affects any Principal Stockholder.

Registration Rights Agreement

In connection with the closing of the IPO, we entered into a registration rights agreement with the Legacy Owners. The agreement contains provisions by which we agree to register under the federal securities laws the offer and resale of shares of our Class A Common Stock by the Legacy Owners or certain of their affiliates or permitted transferees under the registration rights agreement. These registration rights will be subject to certain conditions and limitations. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.

Indemnification for Officers and Directors

Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive, in advance, reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. We believe that the limitation of liability provisions in our certificate of incorporation, bylaws and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Additional Historical Transactions with Affiliates

Share Repurchase

On September 10, 2018, the Board authorized a share repurchase plan to repurchase up to $100 million of the Company’s Class A Common Stock through September 30, 2019. During September 2018, the Company repurchased 2,491,160 shares of Class A Common Stock from Riverstone sellers, at a weighted average purchase price of $18.96 per share, pursuant to a share repurchase agreement.

Advisory Services Agreement

Liberty Holdings entered into an advisory services agreement, dated December 30, 2011, with Riverstone/Carlyle Energy Partners IV, L.P. (“R/C”), in which R/C agreed to provide certain administrative advisory services to Liberty Holdings. The service fees incurred to R/C for the years ended December 31, 2018, 2017 and 2016 were approximately $0, $1.5 million and $0.5 million, respectively. The advisory services agreement was terminated pursuant to an agreement effective as of January 11, 2018. On January 11, 2018, Liberty Holdings, R/C and other parties entered into a Master Reorganization Agreement that, among other things, crystallized the “waterfall” provisions of Article VI of the Third Amended and Restated Limited Liability Agreement of Liberty Holdings, dated October 11, 2016 (the “Holdings LLC Agreement”) in connection with the initial public offering of shares of Class A Common Stock. As part of this crystallization, R/C and affiliate entities (collectively, the “R/C Affiliates”) received shares of Class A Common Stock, including 117,647 shares of Class A Common Stock (such 117,647 referred to as the “Issued Shares”) to compensate the R/C Affiliates for certain accrued preferred returns but which would not have been issued had the $2.0 million in fees owing under the advisory services agreement been paid in cash. Had this fee been paid in cash on or prior to January 11, 2018, R/C and Liberty Holdings acknowledge that R/C Affiliates would not have received the Issued Shares in the crystallization pursuant to the provisions of the Holdings LLC Agreement.

Subsequently, during the fourth quarter of 2018, R/C asserted that certain provisions of the termination of advisory services agreement provided for R/C to receive $2.0 million in cash as payment of those accrued fees. To resolve this matter, the Company agreed to pay the R/C Affiliates $2.0 million in cash in exchange for the purchase, at the IPO price, or return of the Issued Shares and $0.3 million for interest and the settlement of the matter. Such purchase and payment were made in January 2019. The purchased and returned shares of Class A Common Stock were canceled and retired, and the Company does not expect to incur future expense related to the advisory services agreement or termination thereof.

Transactions with Liberty Resources

Liberty Resources LLC (“Liberty Resources”), an oil and gas exploration and production company, entered into a master service agreement with Liberty Oilfield Services LLC (“Liberty Services”), whereby Liberty Services provides hydraulic fracturing service to Liberty Resources at market service rates. The amounts related to the provision of hydraulic fracturing services to Liberty Resources under the master services agreement for the years ended December 31, 2018, 2017 and 2016 were approximately $23.1 million, $24.7 million and $13.1 million, respectively.

Conflicts of Interest

The related party transactions described herein may cause certain conflicts of interests, including that:

•we may enter into contracts between us, on the one hand, and related parties, on the other, that are not as a result of arm’s-length transactions;

•our executive officers and directors that hold positions of responsibility with related parties may be aware of certain business opportunities that are appropriate for presentation to us as well as to such other related parties and may present such business opportunities to such other parties; and

•our executive officers and directors that hold positions of responsibility with related parties may have significant duties with, and spend significant time serving, other entities and may have conflicts of interest in allocating time.

For example, Mr. Wright, our Chief Executive Officer, is the Executive Chairman of Liberty Resources, a position which may require a portion of his time and which may cause conflicts of interest in pursuing business opportunities of which he becomes aware. Furthermore, our governing documents provide that Riverstone and its respective affiliates (including portfolio investments of its affiliates) are not restricted from owning assets or engaging in businesses that compete directly or indirectly with us. Riverstone or its respective affiliates may become aware, from time to time, of certain business opportunities (such as acquisition opportunities) and may direct such opportunities to other businesses in which they have invested, in which case we may not become aware of or otherwise have the ability to pursue such opportunity. Furthermore, such businesses may choose to compete with us for these opportunities, possibly causing these opportunities to not be available to us or causing them to be more expensive for us to pursue. In addition, Riverstone or its respective affiliates may dispose of oil and gas service or other assets in the future, without any obligation to offer us the opportunity to purchase any of those assets.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who are beneficial owners of more than ten percent (10%) of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, executive officers and beneficial owners of more than ten percent (10%) of a registered class of the Company’s equity securities are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. If requested, the Company assists its executive officers and directors in complying with the reporting requirements of Section 16(a) of the Exchange Act. The SEC has designated specific deadlines for these reports, and we must identify in this Proxy Statement those persons who did not file these reports when due.

To the Company’s knowledge, based solely on examination of these reports and on written representations provided to us, all directors, executive officers and ten percent (10%) owners timely filed all reports regarding transactions in our securities required to be filed for 2018 pursuant to Section 16(a) of the Exchange Act, except for one late Form 4 filing for Cary D. Steinbeck related to a distribution to a trust on September 11, 2018.

HOUSEHOLDING

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials and Annual Report on Form 10-K. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our Annual Report on Form 10-K and proxy statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written or oral request to us at our phone number or address appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our Annual Report on Form 10-K and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for including in our 2020 proxy statement and annual meeting of stockholders must submit the proposal so that it is received by not earlier than the close of business on December 25, 2019, and not later than the close of business on January 24, 2020, unless the date of our 2020 annual meeting of stockholders is more than 30 days before or more than 60 days after April 23, 2020, in which case the proposal must be received no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholders who intend to submit a proposal at the 2020 annual meeting must follow the procedures prescribed in the Company’s Amended and Restated Bylaws and Rule l4a-8 under the Exchange Act. Proposals should be directed to Liberty Oilfield Services Inc., Attn: Corporate Secretary, 950 17th Street, Suite 2400, Denver, Colorado 80202.

WHERE YOU CAN FIND MORE INFORMATION

We file or furnish annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC also maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.

We also make available free of charge through our website, www.libertyfrac.com, electronic copies of certain documents that we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 23, 2019:

A COPY OF THIS PROXY STATEMENT, THE NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDER, THE 2019 ANNUAL REPORT TO STOCKHOLDERS AND THE PROXY CARD ARE AVAILABLE AT HTTP://ASTPROXYPORTAL.COM/AST/21952/.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

/s/ R. Sean Elliott

R. Sean Elliott
Vice President, General Counsel and Corporate Secretary

Denver, Colorado
March 11, 2019

ANNUAL MEETING OF STOCKHOLDERS OF

LIBERTY OILFIELD SERVICES INC.

April 23, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/21952

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

20830304000000001000 9	042319

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1,
"FOR" PROPOSALS 2 AND 3, AND FOR "ONE YEAR" FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:

☐		NOMINEES:
	FOR ALL NOMINEES	Christopher A. Wright
William F. Kimble
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Cary D. Steinbeck
N. John Lancaster, Jr.
Brett Staffieri
☐	FOR ALL EXCEPT (See instructions below)	Peter A. Dea
Ken Babcock
Jesal Shah

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐
	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4.	Approval, on an advisory basis, of the frequency of future advisory votes to approve the compensation of the Company’s named executive officers. ☐	☐	☐	☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE LIBERTY OILFIELD SERVICES INC. THE EXPENSE OF ADDITIONAL SOLICITATION.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

LIBERTY OILFIELD SERVICES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoint(s) Christopher A. Wright, Michael Stock and R. Sean Elliott, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Liberty Oilfield Services Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its stockholders to be held at The Renaissance Denver City Center Hotel, 918 17th Street, Denver Colorado 80202 on April 23, 2019 at 9:00 a.m., local time and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

This card also constitutes voting instructions to the trustees under the Liberty Oilfield Services Inc. savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Liberty Oilfield Services Inc. held by the trustees under the plans, as described in the proxy statement.

(Continued and to be signed on the reverse side)

COMMENTS:

1.1	14475